EXHIBIT 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-1006, 333-27995, 333-55999, 333-70485, 333-39172, 333-39218, 333-63198, 333-90398, 333-106253, 333-116249 and 333-143848) of Denbury Resources Inc. of our report dated February 28, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
February 28, 2008